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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                              13-2740599
                  ------------                           ------------
    (State of incorporation or organization)           (I.R.S. Employer
                                                      Identification No.)
         4 World Financial Center
          New York, New York                              10080
      ----------------------------                      ---------
(Address of principal executive offices)                (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|



Securities Act registration statement file number to which this form relates:
333-83374
---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

Callable Market Index Target-Term
Securities(R) due May   , 2009 Linked
to the Amex Biotechnology Index/SM/            American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

"Amex Biotechnology Index/SM/" is a service mark of the American Stock Exchange and has been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Callable MITTS(R) Securities are not sponsored, endorsed, sold or promoted by the American Stock Exchange.

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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


                  The description of the general terms and provisions of the Callable Market Index Target-Term Securities(R) ("Callable MITTS(R)") due May , 2009 linked to the Amex Biotechnology Index/SM/ to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated April 1, 2002, and the Prospectus dated April 1, 2002, attached hereto as
Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

             99(A) Preliminary Prospectus Supplement dated April 1, 2002, and Prospectus dated April 1, 2002, (incorporated by reference to registrant's filing pursuant to Rule 424
                         (b)).

             99(B)       Form of Note.

             99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, dated as of April 1, 1983, as amended and restated.*

                  Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.





















* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                       2

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      MERRILL LYNCH & CO., INC.




                                      By:  /s/ Judith A. Witterschein
                                          ---------------------------
                                               Judith A. Witterschein
                                                     Secretary

Date: April 30, 2002


                                       3

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                          FORM 8-A DATED APRIL 30, 2002






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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)            Preliminary Prospectus Supplement dated
                  April 1, 2002, and Prospectus dated
                  April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)            Form of Note.

99 (C)            Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  The Chase Manhattan Bank, dated as of
                  April 1, 1983, as amended and restated.*



























* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.